Exhibit 99.1

	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release
Belden Reports Strong Second Quarter 2010 Results
Second Quarter Highlights:
•	Achieved adjusted income from continuing operations per diluted share of $0.50, up 47% over last year’s $0.34 per diluted share and up 72% sequentially from $0.29 per diluted share in the first quarter 2010;

•	Increased revenue to $426.1 million, up 24% year-over-year and up 6% sequentially;

•	Improved adjusted operating income margin to 9.4% of revenue, up 70 basis points (bps) year-over-year and 160 bps sequentially;

•	Achieved record 7.8 inventory turns, up 1.7 turns year-over-year and up 0.8 turns sequentially, and

•	Raised guidance for full year 2010 adjusted revenue to $1.640 — $1.655 billion and adjusted income from continuing operations per diluted share to $1.55 — $1.65.
St. Louis, Missouri — July 29, 2010 — Belden Inc. (BDC-NYSE), a leader in designing, manufacturing, and marketing cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics, today reported results for the fiscal second quarter ended July 4, 2010.
Second Quarter 2010
Revenue for the quarter totaled $426.1 million, up $82.3 million or 24% compared to $343.8 million in the second quarter 2009. Income from continuing operations per diluted share totaled $0.41, compared to $(0.10) per diluted share in the second quarter 2009.
Adjusted revenue totaled $420.8 million, up $76.1 million or 22% compared to adjusted revenue of $344.7 million in the second quarter 2009. Adjusted operating income totaled $39.5 million or 9.4% of revenue, compared to $29.8 million or 8.7% of revenue in the second quarter 2009. Adjusted income from continuing operations per diluted share totaled $0.50, compared to $0.34 in the second quarter 2009.
John Stroup, President and CEO of Belden Inc. remarked, “The strong results we delivered this quarter and over the first six months of 2010 demonstrate that our strategic initiatives are working. Implementation of our Market Delivery and Lean Enterprise systems contributed to year-over-year growth in revenue and margins. The improvement in our business was broad-based with all product groups and regions contributing, a reflection of the enhanced quality and diversity of our portfolio.”
Outlook
Mr. Stroup continued, “We anticipate that the usual seasonality in our business, particularly in Europe, will result in sequentially lower revenues and earnings in the third quarter, followed by sequential improvement in the fourth quarter.”

Belden Reports Second Quarter 2010 Results — Page 2 of 3
Looking ahead to the third quarter of 2010, the Company expects adjusted revenues of $410 million to $415 million and adjusted income from continuing operations per diluted share of $0.38 to $0.41. For the full year ending December 31, adjusted revenues are expected to be $1.640 billion to $1.655 billion and adjusted income from continuing operations per diluted share are expected to be $1.55 to $1.65.
Use of Non-GAAP Financial Information
Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.
Adjusted revenues and income exclude the impact of the deferral of revenues and cost of sales associated with the Company’s wireless segment, the impact of charges associated with already announced restructuring actions, non-cash charges associated with derivative and hedging instruments, and other costs.
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected our results of operations and may continue to do so. Turbulence in financial markets may increase our borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and wireless industries; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully acquired businesses; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; variability associated with derivative and hedging instruments; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.

Belden Reports Second Quarter 2010 Results — Page 3 of 3
About Belden
St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 6,600 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
	(In thousands, except per share data)
Revenues	$426,140	$343,821	$826,489	$672,333
Cost of sales	(300,343)	(235,303)	(582,284)	(479,622)

Gross profit	125,797	108,518	244,205	192,711
Selling, general and administrative expenses	(74,523)	(67,579)	(148,383)	(144,276)
Research and development	(13,400)	(14,122)	(28,197)	(30,677)
Amortization of intangibles	(4,140)	(3,911)	(8,406)	(7,776)
Income from equity method investment	3,211	695	5,852	1,985
Asset impairment	—	(1,453)	—	(26,176)
Loss on sale of assets	—	(17,184)	—	(17,184)

Operating income (loss)	36,945	4,964	65,071	(31,393)
Interest expense	(14,187)	(8,895)	(27,133)	(16,218)
Interest income	136	238	319	602
Other income (expense)	1,465	—	1,465	(1,541)

Income (loss) from continuing operations before taxes	24,359	(3,693)	39,722	(48,550)
Income tax benefit (expense)	(4,532)	(1,193)	(8,012)	11,210

Income (loss) from continuing operations	19,827	(4,886)	31,710	(37,340)
Loss from discontinued operations, net of tax	(155)	—	(291)	—

Net income (loss)	$19,672	$(4,886)	$31,419	$(37,340)

Weighted average number of common shares and equivalents:
Basic	46,779	46,587	46,737	46,557
Diluted	47,788	46,587	47,647	46,557

Basic income (loss) per share
Continuing operations	$0.42	$(0.10)	$0.68	$(0.80)
Discontinued operations	—	—	(0.01)	—

Net income (loss)	$0.42	$(0.10)	$0.67	$(0.80)

Diluted income (loss) per share
Continuing operations	$0.41	$(0.10)	$0.67	$(0.80)
Discontinued operations	—	—	(0.01)	—

Net income (loss)	$0.41	$(0.10)	$0.66	$(0.80)

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
	(In thousands)
Three Months Ended July 4, 2010
Americas	$236,923	$12,133	$249,056	$34,159
EMEA	92,193	17,880	110,073	19,314
Asia Pacific	81,447	62	81,509	9,927
Wireless	15,577	—	15,577	(2,665)

Total Segments	426,140	30,075	456,215	60,735
Corporate expenses	—	—	—	(13,272)
Eliminations	—	(30,075)	(30,075)	(10,518)

Total	$426,140	$—	$426,140	$36,945

Three Months Ended June 28, 2009
Americas	$186,734	$10,888	$197,622	$33,521
EMEA	86,237	13,109	99,346	(12,685)
Asia Pacific	57,616	—	57,616	8,262
Wireless	13,234	—	13,234	(7,978)

Total Segments	343,821	23,997	367,818	21,120
Corporate expenses	—	—	—	(9,310)
Eliminations	—	(23,997)	(23,997)	(6,846)

Total	$343,821	$—	$343,821	$4,964

Six Months Ended July 4, 2010
Americas	$454,852	$24,870	$479,722	$65,516
EMEA	182,743	32,623	215,366	33,894
Asia Pacific	157,392	62	157,454	17,453
Wireless	31,502	—	31,502	(5,834)

Total Segments	826,489	57,555	884,044	111,029
Corporate expenses	—	—	—	(26,176)
Eliminations	—	(57,555)	(57,555)	(19,782)

Total	$826,489	$—	$826,489	$65,071

Six Months Ended June 28, 2009
Americas	$368,944	$18,879	$387,823	$58,179
EMEA	174,298	25,582	199,880	(54,640)
Asia Pacific	103,854	—	103,854	11,596
Wireless	25,237	—	25,237	(16,300)

Total Segments	672,333	44,461	716,794	(1,165)
Corporate expenses	—	—	—	(17,667)
Eliminations	—	(44,461)	(44,461)	(12,561)

Total	$672,333	$—	$672,333	$(31,393)

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	July 4, 2010	June 28, 2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$31,419	$(37,340)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,676	26,842
Asset impairment	—	26,176
Loss on sale of assets	—	17,184
Share-based compensation	6,588	4,719
Non-cash loss related to derivatives and hedging instruments	2,749	—
Provision for inventory obsolescence	1,752	4,273
Tax deficiency related to share-based compensation	210	1,469
Amortization of discount on long-term debt	208	—
Income from equity method investment	(5,852)	(1,985)
Pension funding in excess of pension expense	(2,700)	(6,452)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(61,382)	42,655
Deferred cost of sales	4,896	35
Inventories	(11,326)	42,161
Accounts payable	27,182	(15,669)
Accrued liabilities	554	(25,931)
Deferred revenue	(11,262)	782
Accrued taxes	(5,267)	(16,558)
Other assets	6,742	3,434
Other liabilities	(7,674)	3,539

Net cash provided by operating activities	5,513	69,334

Cash flows from investing activities:
Capital expenditures	(12,705)	(18,342)
Proceeds from disposal of tangible assets	2,332	367
Cash provided by other investing activities	163	—

Net cash used for investing activities	(10,210)	(17,975)

Cash flows from financing activities:
Payments under borrowing arrangements	(46,268)	—
Cash dividends paid	(4,712)	(4,707)
Debt issuance costs	—	(1,541)
Tax deficiency related to share-based compensation	(210)	(1,469)
Proceeds from exercise of stock options	634	23

Net cash used for financing activities	(50,556)	(7,694)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(8,011)	3,562

Increase (decrease) in cash and cash equivalents	(63,264)	47,227
Cash and cash equivalents, beginning of period	308,879	227,413

Cash and cash equivalents, end of period	$245,615	$274,640

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 4, 2010	December 31, 2009
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$245,615	$308,879
Receivables, net	291,372	242,145
Inventories, net	154,983	151,262
Deferred income taxes	26,705	26,996
Other current assets	24,104	35,036

Total current assets	742,779	764,318

Property, plant and equipment, less accumulated depreciation	275,119	299,586
Goodwill	302,524	313,030
Intangible assets, less accumulated amortization	128,458	143,013
Deferred income taxes	35,723	37,205
Other long-lived assets	69,076	63,426

	$1,553,679	$1,620,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$192,455	$169,763
Accrued liabilities	126,822	141,922
Current maturities of long-term debt	—	46,268

Total current liabilities	319,277	357,953

Long-term debt	548,769	543,942
Postretirement benefits	111,894	121,745
Other long-term liabilities	41,039	45,890
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	595,009	591,917
Retained earnings	99,276	72,625
Accumulated other comprehensive income (loss)	(36,648)	14,614
Treasury stock	(125,440)	(128,611)

Total stockholders’ equity	532,700	551,048

	$1,553,679	$1,620,578

Inventory turns are calculated by dividing annualized cost of sales for the quarter by the inventory balance at the end of the quarter.
Inventory turns for the quarters ended July 4, 2010 and June 28, 2009 were 7.8 and 6.1 turns, respectively.

BELDEN INC.
ADJUSTED OPERATING RESULTS
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including asset impairment, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals related to our Wireless segment, severance charges, accelerated depreciation, gains (losses) recognized on the disposal of tangible assets, and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Three Months Ended July 4, 2010
Revenues	$426,140	$(5,377)	$420,763

Gross profit	$125,797	$1,813	$127,610
as a percent of revenues	29.5%		30.3%

Operating income	$36,945	$2,508	$39,453
as a percent of revenues	8.7%		9.4%

Income from continuing operations	$19,827	$3,830	$23,657
as a percent of revenues	4.7%		5.6%

Income from continuing operations per diluted share	$0.41	$0.09	$0.50

Three Months Ended June 28, 2009
Revenues	$343,821	$831	$344,652

Gross profit	$108,518	$5,634	$114,152
as a percent of revenues	31.6%		33.1%

Operating income	$4,964	$24,885	$29,849
as a percent of revenues	1.4%		8.7%

Income (loss) from continuing operations	$(4,886)	$20,728	$15,842
as a percent of revenues	-1.4%		4.6%

Income (loss) from continuing operations per diluted share	$(0.10)	$0.44	$0.34
Adjustments for the three months ended July 4, 2010 included pre-tax operating charges for severance and other restructuring related costs, accelerated depreciation, and purchase accounting effects related to acquisitions of $3.9 million, $1.1 million, and $0.6 million, respectively, partially offset by changes in deferred gross profit of $3.1 million. Adjustments for the three months ended July 4, 2010 also include non-operating charges for non-cash losses related to derivatives and hedging instruments of $2.7 million.
Adjustments for the three months ended June 28, 2009 included pre-tax operating charges for loss on sale of assets, asset impairment, gross profit deferrals, and other costs of $17.2 million, $1.5 million, $0.6 million, and $5.6 million, respectively.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Six Months Ended July 4, 2010
Revenues	$826,489	$(11,262)	$815,227

Gross profit	$244,205	$3,762	$247,967
as a percent of revenues	29.5%		30.4%

Operating income	$65,071	$5,342	$70,413
as a percent of revenues	7.9%		8.6%

Income from continuing operations	$31,710	$5,904	$37,614
as a percent of revenues	3.8%		4.6%

Income from continuing operations per diluted share	$0.67	$0.12	$0.79

Six Months Ended June 28, 2009
Revenues	$672,333	$782	$673,115

Gross profit	$192,711	$23,529	$216,240
as a percent of revenues	28.7%		32.1%

Operating income (loss)	$(31,393)	$78,612	$47,219
as a percent of revenues	-4.7%		7.0%

Income (loss) from continuing operations	$(37,340)	$60,440	$23,100
as a percent of revenues	-5.6%		3.4%

Income (loss) from continuing operations per diluted share	$(0.80)	$1.30	$0.50
Adjustments for the six months ended July 4, 2010 included pre-tax operating charges for severance and other restructuring related costs, accelerated depreciation, and purchase accounting effects related to acquisitions of $7.9 million, $2.2 million, and $1.6 million, respectively, partially offset by changes in deferred gross profit of $6.4 million. Adjustments for the six months ended July 4, 2010 also include non-operating charges for non-cash losses related to derivatives and hedging instruments of $2.7 million.
Adjustments for the six months ended June 28, 2009 included pre-tax operating charges for asset impairment, severance, loss on sale of assets, gross profit deferrals, and other costs of $26.2 million, $26.0 million, $17.2 million, $0.8 million, and $8.4 million, respectively, and pre-tax non-operating charges of $1.5 million.